EXHIBIT (D)

                                 AMENDMENT NO. 1
                      TO THE INVESTMENT ADVISORY AGREEMENT

         This Amendment No. 1 dated as of February 17, 1999 is entered into by Gabelli Funds, LLC (the "Adviser") and Gabelli Capital Series Funds, Inc. (the "Company").

         WHEREAS, the predecessor to the Adviser and the Company entered into an Investment Advisory Agreement dated as of May 1, 1995 (the "Investment Advisory Agreement"); and

         WHEREAS, the Adviser and the Company wish to amend the Investment Advisory Agreement to reflect the change in the Adviser's name;

         NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

              1. The name "Gabelli Funds, Inc." in the Investment Advisory Agreement is hereby deleted in all places where it appears and replaced with the name "Gabelli Funds, LLC".

              2. The Investment Advisory Agreement shall remain in full force and effect in all other respects.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 1 as of the date and year first written above.


GABELLI CAPITAL SERIES FUNDS, INC.             GABELLI FUNDS, LLC

By:      /s/ Bruce Alpert                      By:      /s/ Gus Coutsouros